Exhibit 13(b)

Carlos V. Ubiñas and William Rivera, of Tax-Free Fixed Income Fund VI for Puerto Rico Residents, Inc., each certify that:

1.        This Form N-CSR filing for the Fund (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.        The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Fund.

By:      /s/ Carlos V. Ubiñas

            Carlos V. Ubiñas

            President

By:      /s/ William Rivera

            William Rivera

            First Vice President and Treasurer

Date:    December 8, 2022